[PolyOne logo]
                                                                    NEWS RELEASE


                   PolyOne Updates 2007 Second-quarter Outlook


CLEVELAND - June 29, 2007 - PolyOne Corporation (NYSE: POL) today updated its outlook for the second quarter ending June 30, 2007.

The Company expects second-quarter sales to rebound sequentially by 4 percent to 6 percent over the first quarter of 2007. Compared with the second quarter of 2006, PolyOne anticipates this year's second-quarter sales will be flat to slightly up, despite weakness in construction-related and automotive end markets.

PolyOne anticipates strong year-over-year sales and earnings increases for its International Color and Engineered Materials segment, with double-digit growth in both Europe and Asia. Additionally, the Company anticipates realizing modest sequential and year-over-year second-quarter gross margin improvement in its operating businesses, excluding the Vinyl Business segment. This achievement reflects benefits from the continued implementation of the four core components of PolyOne's growth strategy: specialization, globalization, operational excellence and commercial excellence.

Income performance from PolyOne's vinyl chain business segments is projected to be weak as a result of poor demand in construction-related end markets and escalating raw materials. Even though second quarter sales for PolyOne's Vinyl Business segment are forecast to increase sequentially, significant raw material cost increases are anticipated to materially decrease segment earnings results compared with the first quarter of 2007. In the Resin and Intermediates segment, PolyOne projects a modest sequential earnings improvement for Oxy Vinyls, LP. SunBelt's chlor-alkali margins, on the other hand, are projected to remain relatively strong and advance moderately compared with first-quarter 2007 levels.

Other Considerations:

o Compared with the second quarter of 2006, the Company anticipates Corporate and other expenses will reflect a net increase of approximately $5.7 million primarily due to prior year benefits from litigation settlements and adjustments to associated operating reserves.

o The Company will record a higher effective tax rate in the second quarter of 2007 compared with the same period in 2006, due to the reversal of a portion of the Company's deferred tax asset allowance in the second quarter of 2006. This will not affect cash flow because PolyOne has remaining domestic net operating loss carry-forwards. Cash taxes will continue to be associated principally with non-U.S. earnings.

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o    On June 27, 2007, PolyOne completed the redemption of $100 million in aggregate principal amount of its 10.625 percent Senior Notes due 2010. Upon completion of this redemption, $141.37 million of these notes will remain outstanding. Prepayment and other costs associated with this transaction are anticipated to be approximately $7 million.


Second-quarter 2007 Earnings Release and Conference Call

PolyOne intends to release its second quarter earnings on Tuesday, August 7, 2007, and host a conference call at 9:00 a.m. Eastern time on Wednesday, August 8, 2007. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), passcode 34382861, conference topic:
Second-quarter 2007 PolyOne Earnings Conference Call. The replay number is 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 48872952. The call will be broadcast live and then be available via replay until Monday, August 13, 2007 on the Company's Web site at www.polyone.com.

About PolyOne

PolyOne Corporation, with 2006 annual revenues of $2.6 billion, is a leading global provider of specialized polymer materials, services and solutions. Headquartered in northeast Ohio, PolyOne has operations in North America, Europe, Asia and Australia, and joint ventures in North America and South America. See www.polyone.com for additional information on PolyOne.

Investor & Media Contact:       Dennis Cocco
                                Vice President, Investor Relations
                                & Communications
                                440.930.1538


Forward-looking Statements
In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:
o the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;
o changes in polymer consumption growth rates within the U.S., Europe or Asia or other countries where PolyOne conducts business;
o changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

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o     fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;
o production outages or material costs associated with scheduled or unscheduled maintenance programs;
o costs, difficulties or delays related to the operation of joint venture entities;
o lack of day-to-day operating control, including procurement of raw materials, of equity affiliates or joint ventures;
o partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;
o an inability to launch new products and/or services within PolyOne's various businesses;
o     the possibility of further goodwill impairment;
o     an inability to maintain any required licenses or permits;
o     an inability to comply with any environmental laws and regulations;
o the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
o unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;
o an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;
o     a delay or inability to achieve targeted debt level reductions;
o an inability to access the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;
o any poor performance of our pension plan assets and any obligation on our part to fund PolyOne's pension plan;
o any delay and/or inability to bring the North American Color and Additives and the North American Engineered Materials segments to profitability;
o     an inability to raise or sustain prices for products or services;
o an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid business disruptions;
o any change in any agreements with product suppliers to PolyOne Distribution that prohibits PolyOne from continuing to distribute a supplier's products to customers;
o the timing and amounts of any repurchases of outstanding senior notes and debentures of the Company, including the amount of any premiums paid, and
o other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #62907)


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